Exhibit 99.1

Tuesday Morning Corp. Files Chapter 11 to Support Reorganization and Transformation

Chapter 11 Filing is Intended to Reduce Outstanding Liabilities, Provide Access to Significant Capital and Position the Company to Return to Serving Heritage Markets in a Profitable Manner

Company Secures $51.5 Million Debtor-in-Possession Financing Commitment from Invictus Global Management to Support Ongoing Operations During Proceedings

DALLAS, Feb. 14, 2023 (BUSINESS WIRE) -- Tuesday Morning Corp. (OTC: TUEM) (“Tuesday Morning” or the “Company”), a leading off-price retailer of home goods and décor, today announced that it is pursuing a financial and operational reorganization to enable the Company to reduce its outstanding liabilities, obtain significant and necessary capital, and ultimately transform into a nimbler retailer that serves heritage markets in a profitable manner. To pursue its reorganization, Tuesday Morning has filed voluntary petitions for protection under Chapter 11 of the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the Northern District of Texas, Fort Worth Division (the “Bankruptcy Court”). The Company has also obtained a commitment from Invictus Global Management, LLC (together with its affiliates, “Invictus”) to provide $51.5 million of debtor-in-possession (“DIP”) financing to support ongoing operations during the proceedings. The DIP financing is subject to approval of the Bankruptcy Court.

Andrew Berger, Chief Executive Officer and Director, commented:

“After considering how best to address Tuesday Morning’s exceedingly burdensome debt, we have determined that the best path to reorganizing and transforming the Company begins with a Chapter 11 filing. Fortunately, we have the support of a committed capital provider in Invictus and a clear vision for transforming into a focused retailer that serves its core, heritage markets in a profitable manner. We look forward to taking steps that enable us to emerge as a stronger retailer that draws on a legacy of offering a unique off-price value proposition to our loyal customer base. We appreciate all the support of our employees, customers, creditors and other partners as we seek to sustain commercial operations with minimal disruptions.”

Amit Patel, Partner of Invictus, added:

“We look forward to playing an important role in reorganizing and transforming Tuesday Morning. As a Texas-based investment firm with strong roots in the state, we have long admired Tuesday Morning’s strong connection to customers seeking unique home goods at competitive prices. Andrew and his leadership team have our full support as they guide the Company through this process and lay a foundation for a brighter future.”

Optimization of Store Fleet and Distribution Footprint

During the restructuring process, Tuesday Morning plans to focus on optimizing its store footprint and focusing on its core and heritage markets. The Company intends to close stores in low-traffic regions while allocating the proper resources to remaining stores in high-traffic regions. The Company believes this targeted approach to winding down unprofitable and underperforming stores will position Tuesday Morning to emerge from bankruptcy with a profitable, cash-generating store fleet that serves its most engaged and loyal customers.

In addition, Tuesday Morning plans to realize significant cost reductions and new efficiencies across its distribution channels as a result of focusing on a narrower set of high-performing stores. The Company expects to pivot to a third-party logistics, or 3PL, model and transition to a more cost-effective inventory acquisition strategy for remaining stores.

Additional Information

Court filings and other documents related to the court-supervised process are available at https://cases.stretto.com/TuesdayMorning or by calling the Company’s claims agent, Stretto, at (855) 202-8673 or by sending an email to TuesdayMorningInquiries@stretto.com.

Munsch Hardt Kopf & Harr, P.C. is serving as the Company’s legal advisor, and Vinson & Elkins LLP is serving as legal advisor to Tuesday Morning’s Special Committee. Piper Sandler is serving as financial advisor to the Company.

ABOUT TUESDAY MORNING

Tuesday Morning Corporation is one of the original off-price retailers specializing in name-brand, high-quality products for the home, including upscale home textiles, home furnishings, housewares, gourmet food, toys and seasonal décor, at prices generally below those found in boutique, specialty and department stores, catalogs and on-line retailers. Based in Dallas, Texas, the Company opened its first store in 1974 and currently operates 487 stores in 40 states. More information and a list of store locations may be found on the Company's website at www.tuesdaymorning.com.

CAUTIONARY NOTICE REGARDING TRADING IN TUESDAY MORNING SECURITIES

Tuesday Morning cautions that trading in the company’s common stock and other securities during the pendency of the Chapter 11 bankruptcy proceedings is highly speculative and poses substantial risks. Trading prices for the Company’s securities may bear little or no relationship to the actual recovery, if any, by holders of the Company’s securities in the Chapter 11 proceedings. The Company expects that its existing common stock will be cancelled and that holders of the common stock will not receive any amounts through the Chapter 11 proceedings.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the federal securities laws, which are based on management’s current expectations, estimates and projections. Forward looking statements also include statements regarding the Company’s plans with respect to the Chapter 11 proceedings, the Company’s plan to continue its operations while it works to complete the its proposed reorganization, the Company’s proposed debtor-in-possession financing, the Company’s plans for store closures, and other statements regarding the Company’s proposed reorganization, strategy, future operations, performance and prospects. These forward-looking statements are subject to risks and uncertainties that could cause the Company’s actual results to differ materially from the expectations expressed in the Company’s forward-looking statements. These risks, uncertainties and events also include, but are not limited to, the following: the Company’s ability to obtain timely approval of the Bankruptcy Court with respect to motions filed in the Chapter 11 proceedings; objections to the DIP financing or other pleadings filed that could protract the Chapter 11 proceedings; the Bankruptcy Court’s rulings in the Chapter 11 proceedings, including the approvals of the terms and conditions of the DIP financing, and the outcome of the Chapter 11 proceedings generally; the Company’s ability to comply with the restrictions imposed by the proposed terms and conditions of the DIP financing, including the Company’s ability to obtain a timely sale of all of its assets or approval of a plan of reorganization; the length of time that the Company will operate under Chapter 11 protection and the continued availability of operating capital during the pendency of the Chapter 11 proceedings; the Company’s ability to continue to operate their business during the pendency of the Chapter 11 proceedings; employee attrition and the Company’s ability to retain senior management and other key personnel due to the distractions and uncertainties; the effectiveness of the overall restructuring activities pursuant to the Chapter 11 proceedings and any additional strategies the Company may employ to address its liquidity and capital resources; the actions and decisions of creditors and other third parties that have an interest in the Chapter 11 proceedings; risks associated with third parties seeking and obtaining authority to terminate or shorten the Company’s exclusivity period to propose and confirm one or more plans of reorganization, for the appointment of a Chapter 11 trustee or to convert the Chapter 11 proceeding to a Chapter 7 proceeding; increased legal and other professional costs necessary to execute the Company’s restructuring; the Company’s ability to maintain relationships with suppliers, customers, employees and other third parties and regulatory authorities as a result of the Chapter 11 proceedings; litigation and other risks inherent in a bankruptcy process; and the other factors listed in the Company’s filings with the Securities and Exchange Commission. Except as may be required by law, the Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date on which the statements were made or to reflect the occurrence of unanticipated events.

Contacts

Longacre Square Partners
Joe Germani / Ashley Areopagita, 646-386-0091

TUEM@longacresquare.com